Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	9/30/2016	6/30/2016	9/30/2015
Assets
Loans	$85,528	$62,098	$60,085
Loans held for sale	1,137	442	916
Securities available for sale	20,540	14,552	14,376
Held-to-maturity securities	8,995	4,832	4,936
Trading account assets	926	965	811
Short-term investments	3,216	6,599	1,964
Other investments	747	577	691
Total earning assets	121,089	90,065	83,779
Allowance for loan and lease losses	(865)	(854)	(790)
Cash and due from banks	749	496	470
Premises and equipment	1,023	742	771
Operating lease assets	430	399	315
Goodwill	2,480	1,060	1,060
Other intangible assets	426	50	74
Corporate-owned life insurance	4,035	3,568	3,516
Derivative assets	1,304	1,234	793
Accrued income and other assets	3,480	2,673	3,346
Discontinued assets	1,654	1,717	2,086
Total assets	$135,805	$101,150	$95,420

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$56,432	$40,195	$37,301
Savings deposits	5,335	2,355	2,338
Certificates of deposit ($100,000 or more)	4,601	3,381	2,001
Other time deposits	5,793	3,267	3,020
Total interest-bearing deposits	72,161	49,198	44,660
Noninterest-bearing deposits	32,024	26,127	25,985
Deposits in foreign office — interest-bearing	—	—	428
Total deposits	104,185	75,325	71,073
Federal funds purchased and securities sold under repurchase agreements	602	360	407
Bank notes and other short-term borrowings	809	687	677
Derivative liabilities	850	746	676
Accrued expense and other liabilities	1,739	1,326	1,562
Long-term debt	12,622	11,388	10,308
Total liabilities	120,807	89,832	84,703

Equity
Preferred stock	1,165	290	290
Common shares	1,257	1,017	1,017
Capital surplus	6,359	3,835	3,914
Retained earnings	9,260	9,166	8,764
Treasury stock, at cost	(2,863)	(2,881)	(3,008)
Accumulated other comprehensive income (loss)	(182)	(114)	(272)
Key shareholders’ equity	14,996	11,313	10,705
Noncontrolling interests	2	5	12
Total equity	14,998	11,318	10,717
Total liabilities and equity	$135,805	$101,150	$95,420

Common shares outstanding (000)	1,082,055	842,703	835,285

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Interest income
Loans	$746	$567	$542	$1,875	$1,597
Loans held for sale	10	5	10	23	29
Securities available for sale	88	74	75	237	217
Held-to-maturity securities	30	24	24	78	72
Trading account assets	4	6	5	17	15
Short-term investments	7	6	1	17	5
Other investments	5	2	4	10	14
Total interest income	890	684	661	2,257	1,949

Interest expense
Deposits	49	34	27	114	79
Bank notes and other short-term borrowings	2	3	2	7	6
Long-term debt	59	50	41	155	118
Total interest expense	110	87	70	276	203

Net interest income	780	597	591	1,981	1,746
Provision for credit losses	59	52	45	200	121
Net interest income after provision for credit losses	721	545	546	1,781	1,625

Noninterest income
Trust and investment services income	122	110	108	341	328
Investment banking and debt placement fees	156	98	109	325	318
Service charges on deposit accounts	85	68	68	218	192
Operating lease income and other leasing gains	6	18	15	41	58
Corporate services income	51	53	57	154	143
Cards and payments income	66	52	47	164	136
Corporate-owned life insurance income	29	28	30	85	91
Consumer mortgage income	6	3	3	11	10
Mortgage servicing fees	15	10	11	37	33
Net gains (losses) from principal investing	5	11	11	16	51
Other income (a)	8	22	11	61	35
Total noninterest income	549	473	470	1.453	1,395

Noninterest expense
Personnel	594	427	426	1.425	1,223
Net occupancy	73	59	60	193	191
Computer processing	70	45	41	158	121
Business services and professional fees	76	40	40	157	115
Equipment	26	21	22	68	66
Operating lease expense	15	14	11	42	34
Marketing	32	22	17	66	40
FDIC assessment	21	8	8	38	24
Intangible asset amortization	13	7	9	28	27
OREO expense, net	3	2	2	6	5
Other expense	159	106	88	355	258
Total noninterest expense	1,082	751	724	2,536	2,104
Income (loss) from continuing operations before income taxes	188	267	292	698	916
Income taxes	16	69	72	141	230
Income (loss) from continuing operations	172	198	220	557	686
Income (loss) from discontinued operations, net of taxes	1	3	(3)	5	5
Net income (loss)	173	201	217	562	691
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	(2)	—	1
Net income (loss) attributable to Key	$172	$202	$219	$562	$690

Income (loss) from continuing operations attributable to Key common shareholders	$165	$193	$216	$540	$668
Net income (loss) attributable to Key common shareholders	166	196	213	545	673

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.23	$.26	$.61	$.79
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.17	.23	.26	.62	.80

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.16	$.23	$.26	$.60	$.78
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.17	.23	.25	.61	.79

Cash dividends declared per common share	$.085	$.085	$.075	$.245	$.215

Weighted-average common shares outstanding (000)	982,080	831,899	831,430	880,824	839,758
Effect of common share options and other stock awards	12,580	6,597	7,450	8,965	7,613
Weighted-average common shares and potential common shares outstanding (000) (c)	994,660	838,496	838,880	889,789	847,371

(a)
For the three months ended September 30, 2016, net securities losses totaled $6 million. For the three months ended June 30, 2016, and September 30, 2015, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.